EXHIBIT 99.1

Young Broadcasting Inc. Updates 2005 Outlook

NEW YORK — (BUSINESS WIRE) — July 1, 2005 — Young Broadcasting Inc. (“YBI” or the “Company”) (NASDAQ: YBTVA) announced today that it was updating its 2005 revenue and station operating performance guidance issued on May 6, 2005.

The Company is now estimating that 2005 net revenue will be between $200 and $204 million and that 2005 station operating performance (a non-GAAP measure, see description below) will be between $40 and $42 million.

Vincent Young, Chairman of YBI, remarked, “This revision to the 2005 outlook comes despite strong local sales resulting from the new business initiatives at our stations.  This local sales growth has been offset by continued weakness in the San Francisco market and in our national sales across the country.  This new outlook does not, however, alter our optimistic view of 2006.”

Use of Non-GAAP Measures

Station operating performance (“SOP”) is not a financial measure calculated in accordance with generally accepted accounting principles (GAAP) in the United States. The Company defines SOP as operating income, plus non-cash compensation to employees, corporate overhead, depreciation and amortization. The Company believes that SOP is useful information for investors because it enables them to assess the Company’s television stations’ performance in a manner similar to the method used by management and it provides a measure that can be used to analyze, value and compare companies in the television industry. A limitation of this measure, however, is that it excludes depreciation and amortization, which represent the periodic costs of capitalized tangible and intangible assets used in the Company’s business. It also excludes the cost of corporate overhead required to manage the group of stations owned by the Company and non-cash compensation of employees which principally represents the Company’s contribution of stock to the 401(k) plan offered to employees and the costs recognized from certain stock compensation transactions.

SOP should not be regarded as an alternative to either operating income or net loss as an indicator of operating performance or to the statement of cash flows as a measure of liquidity, nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to the SOP financial measure.  The Company is unable to reconcile non-GAAP measures to their most directly comparable GAAP measures on a forward-looking basis, primarily because it is impractical to project the timing of certain transactions.

About Young Broadcasting

YBI owns ten television stations and the national television sales representation firm, Adam Young Inc. Five stations are affiliated with the ABC Television Network (WKRN-TV - Nashville, TN, WTEN-TV - Albany, NY, WRIC-TV - Richmond, VA, WATE-TV - Knoxville, TN and WBAY-TV - Green Bay, WI), three are affiliated with the CBS Television Network

(WLNS-TV - Lansing, MI, KLFY-TV - Lafayette, LA and KELO-TV - Sioux Falls, SD) and one is affiliated with the NBC Television Network (KWQC-TV - Davenport, IA). KRON-TV - San Francisco, CA is the largest independent station in the U.S. and the only independent VHF station in its market.

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are advised that such forward-looking statements are subject to risks and uncertainties that could significantly affect actual results from those expressed in any such statements. Readers are directed to Young Broadcasting’s Annual Report on Form 10-K for the year ended December 31, 2004, as well as its other filings from time to time with the Securities and Exchange Commission, for a discussion of such risks and uncertainties. Such risks and uncertainties include, among other things, the impact of changes in national and regional economies, the ability to successfully integrate acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, volatility in programming costs and geopolitical factors.  Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to update or revise the forward-looking statements contained in this press release, except as otherwise required by applicable federal securities laws.

CONTACT: Young Broadcasting Inc.
Vincent Young or James Morgan, 212-754-7070

SOURCE: Young Broadcasting Inc.